 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2014
Amarillo Biosciences, Inc.
(Exact Name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4134 Business Park Drive, Amarillo, Texas 79110-4225
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (806) 376-1741

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Event.

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
AMARILLO DIVISION

IN RE:	§
§
Amarillo Biosciences, Inc.,	§	Case No. 13-20393-RLJ-11
	§	Hearing Date: May 20, 2014
Debtor.	§	Hearing Time: 1:00 p.m.
	§	Amarillo Division

NOTICE OF HEARING ON CONFIRMATION OF
DEBTOR’S PLAN OF REORGANIZATION

Confirmation Hearing:  A hearing on the Debtor’s Plan of Reorganization (“the Plan”) is set for Tuesday, May 20, 2014, at 1:00 p.m., Central U.S. Time, before the Honorable Robert L. Jones, United States Bankruptcy Judge, in the Court’s Amarillo Division, 624 S. Polk, Suite 100, Amarillo, Texas 79101-2389.  The confirmation hearing may conclude on the date set forth above, or alternatively, the Court may continue the matter to a later date in the court’s Amarillo Division or Lubbock Division, without further notice.  Additionally, the Plan may be modified, as allowed under Section 1127 of the Bankruptcy Code before or as a result of the confirmation hearing, without further notice.

Voting (Creditors):  If your rights as a creditor are “impaired” by the Plan, you may be entitled to vote to accept or reject the Plan.  The Debtor is mailing to all known creditors in the voting classes a complete solicitation package that includes:  the Plan; the Amended Disclosure Statement, the Bankruptcy Court’s Order Approving the Disclosure Statement and Setting Deadlines; and a Ballot. The Plan (Doc. No. 110) and the Disclosure Statement (Doc. No. 160) may also be viewed at the court’s PACER online filing system:  https://ecf.txnb.uscourts.gov; at the case-specific bankruptcy website:  http://www.upshotservices.com/amarillobiosciences; or by contacting the undersigned counsel.

If you hold a claim in Class 1, you will not receive a ballot, because your class is unimpaired under the Plan, and presumed to accept the Plan.

If you hold a claim in Class 2, 3, 4, or 5, and if your claim is not deemed disallowed, you will receive a ballot, and you should be entitled to vote.  If you hold a claim in Class 4 or Class 5, and if you are entitled to vote and wish to be treated in the “Administrative Convenience” Class 5, you will also need to indicate that election on your ballot.  (The Debtor believes there are no claims in Class 6.)

If you hold an interest in Class 7 (Preferred Stock), you will receive a ballot, and you should be entitled to vote.

Attention Shareholders:
NOTICE OF NON-VOTING STATUS (COMMON STOCK, OPTIONS, WARRANTS):

If you hold an interest in Class 8 (Common Stock) or Class 9 (Options & Warrants), you will not receive a ballot, and you will not need to vote, because your class is deemed to reject the Plan.  (You may, however, file a written objection to confirmation of the Plan as provided in the Order Approving the Disclosure Statement (see following page for deadlines and procedure), or alternatively, express your support for confirmation of the Plan or otherwise participate in the confirmation process.)

Voting Deadline (Voting Classes):  The deadline to submit a ballot to accept or reject the Plan is May 13, 2014, at 4:00 p.m. Central U.S. Time.  For a ballot to be counted, it must be actually received by counsel for the Debtor at the following address:

Roger S. Cox Underwood Law Firm, P.C. P.O. Box 9158 Amarillo, Texas 79105-9158 Fax: 806-349-9485	Street Address 500 S. Polk, Suite 1200 Amarillo, Texas 79101

Confirmation Objection Deadline (All Classes):  Any objection to confirmation must specify the grounds for the objection and otherwise comply with the Local Rules of the United States Bankruptcy Court for the Northern District of Texas, and any objecting party must attach (or, before the objection deadline, file) copies of all documentary evidence on which the objection is based.  The objection must be filed with the clerk of the Bankruptcy Court, with copies served on each of the following persons so that the objection is actually received by the clerk of the Bankruptcy Court and each of these persons by May 13, 2014, at 4:00 p.m. Central U.S. Time:

Counsel for the Debtor in Possession: Roger S. Cox Underwood Law Firm, P.C. P.O. Box 9158 Amarillo, Texas 79105-9158 Fax: 806-349-9485	(Street Address) 500 S. Polk, Suite 1200 Amarillo, Texas 79101
Office of the United States Trustee: Mary Frances Durham Earle Cabell Federal Building 1100 Commerce Street, Room 976 Dallas, Texas 75242	Debtor: Amarillo Biosciences, Inc. Attn: Mr. Bernard Cohen 4134 Business Park Drive Amarillo, Texas 79110

Objections that are not timely filed or that do not comply with applicable local rules may be stricken or overruled by the court without consideration of the merits.

Estimation of Claims for Voting Purposes (Voting Classes):  If you seek to challenge the disallowance of your claim for voting purposes, you must file with the Bankruptcy Court and serve on Debtor’s counsel a motion for an order pursuant to Bankruptcy Rule 3018(a), temporarily allowing such claim for voting purposes.  Such motion must be filed and served on or before May 13, 2014, and it will be heard immediately before the confirmation hearing.

                   ROGER S. COX, State Bar No. 04956200
                   STEPHANIE J. LARSEN, State Bar No. 24085425
                    Underwood Law Firm, P.C.
                    P.O. Box 9158
                    Amarillo, TX 79105-9158
                    (806) 242-9651; FAX (806) 349-9485
                    Email: roger.cox@uwlaw.com
                   Counsel for the Debtor in Possession

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMARILLO BIOSCIENCES, INC.
Date: April 10, 2014	By: /s/ Bernard Cohen
Bernard Cohen, Vice President and Chief Financial Officer